Exhibit 10.11

RECORD AND RETURN TO:

Rich May P.C.

176 Federal Street

Boston, MA 02110

Attn: James B. Heffernan, Esq.

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”), made this 9th day of October, 2023, between Avalon Globocare Corp., a Delaware corporation having an address of 4400 Route 9 South, Suite 3100, Freehold, NJ 07728 (the “Mortgagor”); and Mast Hill Fund, L.P., a Delaware limited partnership having an office at 48 Parker Road, Wellesley, MA 02482 (“Mast Hill”) and FirstFire Global Opportunities Fund LLC, a Delaware limited liability company having an office at 1040 First Avenue, Suite 190, New York, NY 10022 (“FirstFire”, and collectively with Mast Hill, the “Lenders”).

WITNESSETH:

WHEREAS, the Mortgagor is indebted to the Lender in the combined principal sum of Seven Hundred Thousand and 00/100 ($750,000.00) Dollars, which sum, together with interest, is to be paid according to the Mortgagor’s (i) Senior Secured Promissory Note made in favor of Mast Hill on even date herewith in the amount of $350,000.00, and (ii) Senior Secured Promissory Note in favor of FirstFire of even date herewith in the amount of $350,000.00, and both payable to the order of the Lender, as the same may hereafter be modified, extended, amended, replaced or restated from time to time (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Note”). The Note represents the proceeds of a loan (collectively, the “Loan”) that have or will be disbursed to Mortgagor by the Lenders in accordance with the terms of Stock Purchase Agreements entered into in connection with the Notes by and between the Mortgagor and each Lender, as the same may hereafter be modified, extended, amended, replaced or restated from time to time (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively the “Purchase Agreement”) for the financing in connection with the Premises (as defined below);

NOW, THEREFORE, to secure: (a) payment of all sums due and payable under the Note; (b)the payment and performance of all Obligations (as defined in the Purchase Agreement) as set forth in the Note, this Mortgage and the Purchase Agreement; (c) all other Obligations, and (d) any renewals, extensions, novations, or modifications of the foregoing (the Note and such other Obligations being herein called the “Debt”), and intending to be legally bound hereby, the Mortgagor does hereby grant, mortgage, give, bargain, sell, alienate, convey, confirm, pledge, assign and hypothecate unto the Lender, for the benefit of the Secured Parties, all of its right, title and interest in the real property described in SCHEDULE A attached hereto and made a part hereof (the “Premises”), situated in the Township of Freehold and County of Monmouth and State of New Jersey; and the buildings and other improvements now or hereafter located thereon (the “Improvements”).

TOGETHER WITH all right, title, interest and estate of the Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, Improvements and the following property, rights, interests and estates being hereinafter collectively referred to as the “Mortgaged Property”):

1.	all easements, rights-of-ways, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof, including, but not limited to, easements of support, access, ingress and egress, easement of construction, sign easements, utility easements, detention pond easements (including, but not limited to, sewer, water, gas, electric, telephone and drainage, including the right to connect with or to the foregoing), recreational easements if any, and additional easements of necessity heretofore or hereafter acquired in connection with the use and operation of the Premises, as the same shall be hereafter established in the future or as the same now or hereafter appears of record and all the estates, rights, titles, interests, dower and rights of dower, curtesy, property possession, claim and demand whatsoever, both at law and in equity of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

2.	all machinery, apparatus, equipment, fittings, furniture, fixtures (including, without limitation all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by the Mortgagor, or in which the Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials, and supplies of any nature whatsoever owned by Mortgagor, or in which the Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively called the “Equipment”);

3.	any and all awards or payments, including interest thereon, which may be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including without limitation any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

4.	all leases and other agreements affecting the use, enjoyment or occupancy of the Premises and the Improvements heretofore or hereafter entered into (the “Leases”) and all rents, issues and profits from the Premises and the Improvements (the “Rents”) and all proceeds from the sale or other disposition of the Leases;

5.	all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Mortgaged Property;

6.	the right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Lender in the Mortgaged Property;

7.	all present and future contract rights, general intangibles, documents and instruments relating to the Mortgaged Property, including, without limitation, contracts for sale of all or any portion of the Mortgaged Property, together with any deposit money thereunder and the right to receive all sums due thereunder; and

8.	all of the Mortgagor’s right, title and interest in and to the following: (i) the rights of the use of all roads, streets and easements, including the rights of ingress and egress to public roads; and (ii) all rights necessary to provide the Premises with utility services, including, but not limited to, sewer, water, electricity and gas services as approved by those governmental authorities having jurisdiction thereof; and (iii) all other or greater rights and interests of every nature in the Mortgaged Property or any of the other items above and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of the Lender, and the successors and assigns of the Lender forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if the Mortgagor shall pay to the Lender the Debt at the time and in the manner provided in the Note and this Mortgage and shall abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

AND the Mortgagor represents and warrants to and covenants and agrees with the Lender, for the benefit of the Secured Parties, as follows:

1. PAYMENT OF DEBT. The Mortgagor shall pay the Debt at the times and in the manner provided in the Note and this Mortgage.

2. COMPLIANCE WITH LOAN DOCUMENTS. The Mortgagor shall comply with the terms and provisions of the Note, the Purchase Agreement, this Mortgage, and all other documents evidencing or securing the Obligations, or executed in connection therewith, as the same may hereafter be modified, extended, amended, replaced or restated from time to time (the “Loan Documents”). Any capitalized terms used and not defined in this Mortgage shall have the meaning set forth in the Purchase Agreement.

3. WARRANTY OF TITLE. The Mortgagor warrants that the Mortgagor has good title to the Mortgaged Property and has the right to mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that the Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage and are accepted by the Lender. The Mortgagor shall forever warrant, defend and preserve such title and the validity and the priority of the lien of this Mortgage and shall forever warrant to the Lender and defend the same against the claims of all persons whomsoever and execute, acknowledge, and deliver all such further documents or assurances, cause to be done all such further acts as may at any time hereafter be required by the Lender to protect fully the lien of this Mortgage and pay all costs related thereto. The Mortgagor represents and warrants that no Tenant (as defined below) of the Mortgaged Property and no other person has been granted an option to purchase or a right of first refusal to purchase with respect to the Mortgaged Property.

4. REPAIR. The Mortgagor shall keep all buildings, structures and other Improvements existing or to be constructed on the Premises from time to time, in good and safe condition and repair. The Mortgagor shall promptly repair, restore, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated, or which may be affected by any condemnation proceeding and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. The Improvements and the Equipment shall not be removed, demolished or materially altered. All alterations, replacements, renewals or additions made pursuant to this Section shall automatically become and constitute a part of the Mortgaged Property and shall be covered by the lien of this Mortgage. The Mortgagor shall not do, and shall not permit to be done, any act which may in any way impair or adversely affect the Lender’s rights hereunder.

5. COMPLIANCE WITH LAW. The Mortgagor shall promptly comply with, and maintain the Mortgaged Property in compliance with, all laws, orders, ordinances and requirements of all governmental authorities affecting the Mortgaged Property or the use thereof. Mortgagor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions, the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor shall not cause or permit such nonconforming use to be discontinued without the express written consent of the Lender.

6. PAYMENT OF IMPOSITIONS. Subject to Section 10 hereof, the Mortgagor shall pay promptly all taxes, assessments, water charges, sewer rents, ground rents, maintenance charges other governmental impositions, and other charges (collectively, “Impositions”) now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof as the same become due and payable. The Mortgagor shall deliver to the Lender, within fifteen (15) days after the due date of each such Imposition, evidence satisfactory to the Lender that the Impositions have been so paid or are not then delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. The Mortgagor shall promptly furnish to the Lender receipts showing payments for all such utility services.

7. INSURANCE.

(a) The Mortgagor hereby covenants to obtain and maintain at all times, throughout the term of this Mortgage, insurance covering the Mortgaged Property, in such amounts, on such forms and written by such companies, as set forth in the Purchase Agreement and as currently insured by the Mortgagor. At the request of the Lender, the Mortgagor shall deliver all original insurance policies to the Lender. The Mortgagor shall not take out any separate or additional insurance with respect to the Mortgaged Property which is contributing in the event of loss, unless it is properly compatible with all of the requirements of this Paragraph.

(b) Subject to Section 10 hereof, the Mortgagor shall pay the premiums for such insurance (the “Insurance Premiums”) as the same shall become due and payable. Not later than thirty (30) days prior to the expiration date of each of the Policies, the Mortgagor shall deliver to the Lender evidence satisfactory to the Lender of the renewal of each of the Policies.

(c) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, the Mortgagor shall give prompt written notice thereof to the Lender. If and to the extent that the proceeds of such fire or casualty are anticipated to not exceed five percent (5%) of the maximum principal amount of the Loan (the “Casualty Threshold”), and no Event of Default is then continuing under the Loan Documents, Mortgagor shall have the right to retain the proceeds of insurance and to settle, adjust or compromise any claim for loss, damage or destruction under any Policy without Mortgagee’s prior consent. If the proceeds of such fire or casualty are anticipated to exceed the Casualty Threshold, then the Mortgagor shall replace the Mortgaged Property with other property having a market value equal to or higher than the Mortgaged Property.

(d) Upon a foreclosure sale pursuant to this Mortgage or any other transfer of title to the Mortgaged Property in extinguishment in whole or in part of Debt, all right, title and interest of the Mortgagor in and to all Policies shall pass to the Lender (to the extent of any deficiency in recovery on the Debt, whether or not a deficiency judgment shall have been sought or recovered or denied), for the benefit of the Secured Parties, with the balance to the purchaser or transferee of the Mortgaged Property.

8. DAMAGE AND RESTORATION.

(a) If all or any part of the Mortgaged Property shall be damaged or destroyed, or if title to or the temporary use of the whole or any part of the Mortgaged Property shall be taken or condemned by a governmental authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Mortgagor hereunder or under the Note, and the Mortgagor shall continue to be obligated to make such payments.

(b) Nothing in this Section 8 shall relieve the Mortgagor of its duty to repair, restore, rebuild or replace the Mortgaged Property following damage or destruction by fire or other casualty in the event that no or inadequate proceeds of insurance are available to defray the cost of such repairing, restoring, rebuilding or replacement.

9. CONDEMNATION. Immediately upon obtaining knowledge of the institution of any actual or threatened proceedings for the condemnation of the Mortgaged Property, or any portion thereof, the Mortgagor shall notify the Lender of the pendency of such proceedings. The Mortgagor shall deliver to the Lender copies of any and all papers served in connection with such proceedings. The Lender may participate, at its option, in any such proceedings and the Mortgagor shall from time to time deliver to the Lender all instruments requested by it to permit such participation. The Mortgagor shall, at its sole cost and expense, diligently prosecute any such proceeding and shall consult with the Lender, its attorneys and experts and cooperate with it in any defense of any such proceedings. The Mortgagor shall not, without the Lender’s prior express written consent, enter into any agreement for the taking or conveyance in lieu thereof of the Mortgaged Property, or any part thereof, with anyone authorized to acquire the same by eminent domain condemnation or like power or proceeding. Upon the occurrence of any condemnation or taking or agreement in lieu thereof with respect to a portion of the Mortgaged Property, the Lender shall have the option, in its sole discretion, of paying or applying all or any part of the condemnation proceeds: (a) to reduce any amounts due under the Note; or (b) to the repair, restoration, replacement and rebuilding of the Mortgaged Property. Nothing in this Section 9 shall relieve the Mortgagor of its duty to repair, restore, rebuild or replace the Mortgaged Property following partial condemnation in the event that no or inadequate condemnation awards are available to defray the cost of such repairing, restoring, rebuilding or replacement.

10. ESCROW FUND. Upon the occurrence of an Event of Default hereunder, if required by the Lender from time to time, together with the regular monthly payments due to the Lender under the Note, the Mortgagor shall pay to the Lender on the first day of each calendar month: (a) one-twelfth (1/12th) of an amount which would be sufficient to pay the Impositions payable, or which the Lender estimates will become payable within the next ensuing twelve (12) months; and (b) one-twelfth (1/12th) of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (said amounts in (a) and (b) above hereinafter called the “Escrow Fund”.) The Mortgagor hereby pledges to the Lender, for the benefit of the Secured Parties, any and all monies now or hereafter deposited in the Escrow Fund as additional security for the payment of the Debt. The Lender shall apply the Escrow Fund to payments of Impositions and Insurance Premiums required to be made by the Mortgagor pursuant to Sections 6 and 7 of this Mortgage. If the amount of the Escrow Fund shall exceed the amounts due for Impositions and Insurance Premiums pursuant to Sections 6 and 7 hereof, the Lender shall, in its discretion, return any excess to the Mortgagor or credit the excess against future payments to be made to the Escrow Fund. In allocating such excess, the Lender may deal with the person shown on the Lender’s records as the owner of the Mortgaged Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, the Mortgagor shall promptly pay to the Lender, upon demand, an amount which the Lender shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default hereunder, the Lender may apply any sums then present in the Escrow Fund to the payment of the following items in any order, in its sole discretion:

(i)	Impositions;

(ii)	Insurance Premiums;

(iii)	Interest on the unpaid principal balance of the Note;

(iv)	All other sums payable to the Lender pursuant to the Note, this Mortgage or otherwise, including, without limitation, advances made by the Lender pursuant to the terms of this Mortgage.

Until expended or applied as above provided, the amounts in the Escrow Fund shall constitute additional security for the Debt. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by the Lender. No earnings or interest on the Escrow Fund shall be payable to the Mortgagor.

11. NO ADDITIONAL LIENS ON FIXTURES. The Mortgagor shall not remove or suffer to be removed from the Mortgaged Property any Fixtures owned by the Mortgagor or in the future to be incorporated into, installed in, annexed or affixed to the Mortgaged Property (unless such Fixtures have been replaced with similar Fixtures of equal or greater utility and value); nor will the Mortgagor execute or cause to be executed any security interest upon any such Fixtures, additions to, substitutions or replacements thereof, or upon any Fixtures in the future to be installed in, annexed or affixed to the Mortgaged Property.

12. SECURITY AGREEMENT. This Mortgage constitutes both a real property mortgage and a “security agreement”, within the meaning of the Uniform Commercial Code, and the Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of the Mortgagor in the Mortgaged Property. By executing and delivering this Mortgage, the Mortgagor has granted to the Lender, for the benefit of the Secured Parties, as security for the Debt, a security interest in the Mortgaged Property. If an Event of Default occurs, the Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Equipment or any part thereof, and to take such other measures as the Lender may deem necessary for the care, protection and preservation of the Equipment. Upon request or demand of the Lender, the Mortgagor shall at its expense assemble the Equipment and make it available to the Lender at a convenient place acceptable to the Lender. The Mortgagor shall pay to the Lender on demand any and all expenses, including legal expenses and attorneys’ fees (including in-house counsel fees), incurred or paid by the Lender in protecting its and other Secured Parties’ interest in the Mortgaged Property and in enforcing its and other Secured Parties’ rights under this Mortgage with respect to the Mortgaged Property. Any notice of sale, disposition or other intended action by the Lender with respect to the personal property comprising the Mortgaged Property which is sent to the Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to the Mortgagor. The proceeds of any disposition of the Mortgaged Property, or any part thereof, may be applied by the Lender to the payment of the Debt as provided in the Purchase Agreement.

Without in any way limiting the generality of the immediately preceding paragraph or of the definition of Mortgaged Property, this Mortgage constitutes a fixture filing under Section 9-502 of the Uniform Commercial Code. For such purpose: (a) the “debtor” is Mortgagor and its address is the address given for it in the initial paragraph of this Mortgage; (b) the “secured party” is the Lender, and its address for the purpose of obtaining information is the address given for it in the initial paragraph of this Mortgage; (c) the real estate to which the Fixtures are or are to become attached is the Mortgagor’s interest in the Premises described on SCHEDULE A hereto; and (d) the record owner of such real estate is the Mortgagor.

13. NO FURTHER ENCUMBRANCES. At no time throughout the term of this Mortgage shall the Mortgagor create, incur, assume or suffer to exist any mortgage, lien, security interest, encumbrance, attachment, levy, distraint or other judicial process of any kind on or with respect to any portion of the Mortgaged Property or any interest therein.

14. TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY. The Mortgagor acknowledges that the identity of the Mortgagor and the continuous ownership by the Mortgagor of the Mortgaged Property is a material inducement to the Lender of the extension of the Loan evidenced by the Note. Except as may be otherwise allowed by the Loan Documents, without the prior written consent of the Lender, on behalf of the Secured Parties, neither: (a) the Mortgaged Property or any part thereof or interest therein; nor (b) if the Mortgagor is a corporation, any capital stock or other equity security in Mortgagor; nor (c) if the Mortgagor is a partnership or limited partnership, any general limited partnership interest in the Mortgagor or any capital stock or other equity security in any corporate partner comprising the Mortgagor, nor (d) if the Mortgagor is a limited liability company, any member’s interest in the Mortgagor, shall in any manner be sold, conveyed, assigned, encumbered, hypothecated, issued, redeemed or otherwise transferred. The provisions of this Section shall apply to each and every such sale, conveyance, assignment, encumbrance, hypothecation, issuance, redemption and other transfer, regardless of whether or not the Lender, on behalf of the Secured Parties, has consented to, or waived by its action or inaction its rights hereunder with respect to, any such previous sale, conveyance, assignment, encumbrance, hypothecation, issuance, redemption and other transfer. The Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to declare the Debt immediately due and payable upon a violation of this Section.

15. LEASES AND RENTS.

(a) The Mortgagor hereby absolutely and unconditionally assigns to the Lender, the Leases, the Rents, and, upon an Event of Default hereunder, the right to enter into the Mortgaged Property for the purpose of enforcing the Lender’s interest in the Leases and Rents (such assignment constituting a present, absolute assignment of the Leases and the Rents and not merely the passing of a security interest therein). Nevertheless, subject to the terms of this Section 15, the Lender grants to the Mortgagor a revocable license to collect the Rents. The Mortgagor shall hold the Rents, as well as the right and license to receive the same, as a trust fund to be applied, and the Mortgagor hereby covenants to so apply same: first, to the payment of any sums the non-payment of which might result in the imposition of criminal penalties or criminal liability upon the Mortgagor; second, to the payment of taxes and other charges in connection with the Premises before penalty or interest are due thereon; third, to the cost of such insurance and of such maintenance and repairs as is required by the terms of this Mortgage; fourth, to satisfaction of all obligations under the Leases; and, fifth, to the payment of interest and principal becoming due pursuant to the Note and this Mortgage before using any part of the same for any other purposes.

(b) Upon or at any time after an Event of Default, the license granted herein to the Mortgagor shall be automatically revoked, and the Lender may (i) enter upon the Mortgaged Property, and (with or without such entry) collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as the Lender in its discretion shall deem proper; (ii) exercise any of the rights and remedies granted to Lender under the Assignment of Leases and Rents dated as of the date hereof by and between the Mortgagor and the Lender (the “Assignment”); and (iii) exercise any of the rights and remedies otherwise granted to the Lender herein. Any Rents received by the Mortgagor after an Event of Default shall be held in trust and shall not be commingled with the funds and property of the Mortgagor, but shall be promptly paid over to the Lender.

(c) The Mortgagor shall furnish the Lender with executed copies or certified true copies of all Leases, together with all guaranties and other documents executed in connection with such Lease, upon execution of any Lease, and at any other time if requested by the Lender. If any new Lease is the result of a change in tenancy, the Mortgagor shall deliver to the Lender a copy of such new Lease within one hundred eighty (180) days prior to expiration of the current Lease. Furthermore, Mortgagor shall promptly obtain and deliver to the Lender, upon the Lender’s request, a certificate of estoppel of any Tenant under any Lease.

(d) The Mortgagor shall furnish the Lender with executed copies of all extensions and/or renewals of each Lease within one hundred eighty (180) days prior to the expiration of such Lease.

(e) The Mortgagor shall not, without first obtaining the prior written consent of the Lender in each such instance:

(i) mortgage, convey or grant a lien subordinate to this Mortgage on the Mortgaged Property, or on any or all of the Improvements, Equipment or appurtenances of which it is comprised;

(ii) collect any Rents for a period of more than one (1) month in advance other than the security deposited in connection with a Lease;

(iii) further pledge, transfer, mortgage or otherwise encumber or assign the Leases and Rents;

(iv) lease voluntarily the whole or any part of the Mortgaged Property to the United States of America, or any of its agencies, or to any person or entity having diplomatic immunity;

(v) waive, excuse, condone, discount, set-off, compromise, cancel, terminate or in any manner release or discharge any tenant under any Lease (a “Tenant”) of and from any obligations, covenants, conditions and agreements by such Tenant to be kept, observed and performed, including the obligation to pay the Rents thereunder, in the manner and at the place and time specified therein;

(vi) cancel, terminate or consent to any surrender of any Lease, except as may be provided in the Lease, or commence an action of ejectment or any summary proceedings for dispossession of a Tenant or execute any right to recapture, as provided in any Lease;

(vii) execute or permit to exist any Lease except for occupancy by the Tenant thereunder and pursuant to a written Lease in form and substance satisfactory to the Lender and with a Tenant satisfactory to the Lender;

(viii) enter into, modify, amend, extend or renew any Lease, or permit the Tenant under any Lease to assign the tenancy thereunder;

(ix) relocate any Tenant nor consent to any modification of the express purposes for which such space has been leased, nor consent to any subletting of all or any portion of the Mortgaged Property or to an assignment of any Lease or a further subletting of any sublease, except as may be provided in any Lease;

(x) consent or agree to accept a subordination of any Lease to any mortgage or other encumbrance (other than this Mortgage) now or hereafter affecting the Mortgaged Property; or

(xi) create or permit to exist any easement or restrictive covenant affecting the Mortgaged Property.

Unless the Lender consents thereto in advance and in writing, any act prohibited by this subsection shall be void. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.

(f) All Leases shall provide that they are subordinate to this Mortgage and that the Tenant agrees to attorn to the Lender. All Leases shall also provide that the Tenant thereunder must, at its own cost and expense, comply with ISRA (as such term is hereinafter defined).

(g) The Mortgagor shall: (i) observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) promptly send copies to the Lender of all notices of default which the Mortgagor shall send and/or receive under the Leases and all notices of the commencement of summary proceedings which the Mortgagor brings against any Tenant under any Lease; (iii) notify and direct in writing each present or future Tenant that any deposit delivered to the Mortgagor has been retained by the Mortgagor or assigned and delivered to the Lender, as the case may be; (iv) enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed (other than immaterial obligations that it would not be prudent to enforce); (v) appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Leases or the obligations, duties or liability of Mortgagor and any Tenant thereunder and, upon request of Lender, to do so in the name of and on behalf of the Lender at Mortgagor’s expense; (vi) maintain all security deposits under the Leases to be held in an account at the Lender; and (vii) execute and deliver at the request of the Lender all such further assurances, confirmations and assignments in connection with the Mortgaged Property as the Lender shall from time to time require.

16. ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a) To the best of Mortgagor’s knowledge, after due inquiry and investigation, none of the real property owned and/or occupied by Mortgagor located in the State of New Jersey, including, but not limited to the Mortgaged Property, has ever been used by previous owners and/or operators to refine, produce, store, handle, transfer, process or transport “Hazardous Substances”, as defined in the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. (the “Spill Compensation and Control Act”) or the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”), and Mortgagor has not in the past, nor does Mortgagor intend in the future to use said real property, including but not limited to, the Premises for the purpose of refining, producing, storing, handling, transferring, processing or transporting said Hazardous Substances.

(b) None of the real property owned by Mortgagor and located in the State of New Jersey including, but not limited to, the Mortgaged Property, has been or is now used as a “Major Facility”, as such term is defined in the Spill Compensation and Control Act or an “Industrial Establishment” as such term is defined in ISRA, and said real property, including, but not limited to the Mortgaged Property, will not be used as a Major Facility or Industrial Establishment after completion of the construction, renovation, restoration and other development work which Mortgagor intends to undertake thereon, if any.

(c) To the best of Mortgagor’s knowledge, after due inquiry and investigation, no Environmental Lien (as defined in that certain ADA and Environmental Indemnity Agreement dated as of the date hereof, as the same may be modified, amended, and/or restated from time to time (the “Environmental Indemnity Agreement”)) has been attached to revenues or any real or personal property owned by Mortgagor and located in the State of New Jersey, including, but not limited to, the Mortgaged Property, as a result of the chief executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for “Damages”, as such term is defined in N.J.A.C. 7:1J-1.4, arising from an intentional action or omission of Mortgagor or any previous owner and operator of said real property, including, but not limited to the Premises, resulting in the Release (as defined in the Environmental Indemnity Agreement) of Hazardous Substances into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

(d) Mortgagor has not received a summons, citation, directive, letter or other communication, written or oral, from the New Jersey Department of Environmental Protection concerning any intentional or unintentional action or omission on Mortgagor’s part resulting in the Release of Hazardous Substances into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed held in trust or otherwise controlled by the State of New Jersey.

(e) Mortgagor shall not cause or permit to exist as a result of an intentional or unintentional action or omission on its part, a Release of Hazardous Substances into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust otherwise controlled by the State of New Jersey, unless said Release is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities.

(f) In the event that there shall be filed a lien against the Mortgaged Property by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f, as a result of the chief executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for Damages, and/or “Cleanup and Removal Costs”, as such term is defined in the Spill Compensation and Control Act, arising from an intentional or unintentional action or omission of Mortgagor, resulting in the Release of Hazardous Substances, into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters or into waters, then Mortgagor shall, within thirty (30) days from the date that Mortgagor is given notice that the lien has been placed against the Mortgaged Property or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Mortgaged Property to be sold pursuant to the lien, either (i) pay the claim and remove the lien from the Mortgaged Property; or (ii) furnish (1) a bond satisfactory to the Title Insurance Company and the Lender in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out which the lien arises, or (3) other security reasonably satisfactory to the Lender in an amount sufficient to discharge the claim out of which the lien arises.

(g) Mortgagor’s use and any Tenant’s use of the Mortgaged Property during the term of the Loan obligation will not involve the generation, manufacture, refining, transport, treatment, storage, handling, or disposing of “Hazardous Waste” or “Hazardous Substances” as those terms are defined in ISRA or the Spill Compensation and Control Act except typical maintenance and cleaning products. In the event the Mortgagor or any Tenant shall breach this Section or in any way conduct its operations of the Mortgaged Property or permit the Mortgaged Property to be used or maintained so as to subject the Mortgagor or any Tenant of the Mortgaged Property to a claim or violation, the Mortgagor shall immediately remedy and fully cure such condition at its own cost and expense or cause such condition to be cured and shall indemnify and save harmless the Lender from any and all damages, remedial orders, judgment decrees, and all costs and expenses related thereto or arising therefrom, including but not limited to attorney’s and consultants’ fees, cleanup, removal and restoration costs, and rental losses. The Mortgagor shall cause all Tenants to comply with ISRA. To the extent that the termination of any lease or the closing of any operation at the Premises is governed under ISRA, Mortgagor shall notify the Lender of such termination or closing and shall provide evidence or compliance by Tenants and/or operators with the provisions of ISRA.

17. INDEMNIFICATION. The Mortgagor shall indemnify and save harmless the Lender and any entity which “controls” the Lender within the meaning of Section 15 of the Securities Act of 1933, as amended, or is under common control with the Lender, and any member, officer, director, official, agent, employee or attorney of the Lender, and their respective heirs, administrators, executors, successors and assigns (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, claims, damages, penalties, causes of actions, losses, costs and expenses (including, without limitation, attorneys’ and consultants’ fees and expenses), imposed upon or incurred by or suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the Indemnified Parties), in connection with any transaction or matter in any way connected with the Mortgaged Property or the Loan (collectively, “Indemnified Liabilities”). Without in anyway whatsoever limiting the generality of the immediately preceding sentence, the Mortgagor shall indemnify and save harmless the Lender from and against any and all Indemnified Liabilities arising out of or relating to environmental matters, including: (i) the presence, Release, or threatened Release of any Hazardous Substances on, from or affecting the Mortgaged Property; (ii) any personal injury (including death) or property damage (real or personal) arising out of or relating to such Hazardous Substances; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substances; or (iv) any violation of laws, orders, regulations, requirements or demands of Governmental Authorities, which are based upon or any way related to such Hazardous Substances, including (without limitation) attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses (v) disputes with any architect, general contractor, subcontractor, material man or supplier, or on account of any act or omission to act by the Lender in connection with the Mortgaged Premises; (vi) any untrue statement of a material fact contained in information submitted to the Lender by the Mortgagor or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete when made; (vii) the failure of the Mortgagor to perform any obligations herein required to be performed by the Mortgagor; and (viii) the ownership, construction, occupancy, operation, use or maintenance of the Mortgaged Property. Any amounts payable to the Lender by reason of the application of this section shall be secured by this Mortgage and shall become immediately due and payable, and shall bear interest at the Default Rate (as defined in the Note) from the date incurred until paid in full. The obligations of Mortgagor under this paragraph shall survive any termination, satisfaction or assignment of this Mortgage and any judgment of foreclosure, foreclosure sale, or delivery of a deed in lieu of foreclosure.

In case any action shall be brought against the Lender or any other Indemnified Party in respect to which indemnity may be sought against the Mortgagor, the Lender or such other Indemnified Party shall promptly notify the Mortgagor and the Mortgagor shall assume the defense thereof, including the employment of counsel selected by the Mortgagor and satisfactory to the Lender, the payment of all costs and expenses and the right to negotiate and consent to settlement. The failure of the Lender to so notify the Mortgagor shall not relieve the Mortgagor of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to the Lender or any of the other Indemnified Parties. The Lender shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at the Mortgagor’s sole cost and expense. The Mortgagor shall not be liable for any settlement of any such action effected without its consent, but if settled with the Mortgagor’s consent, or if there be a final judgment for the claimant in any such action, the Mortgagor agrees to indemnify and save harmless the Lender from and against any loss or liability by reason of such settlement or judgment.

18. EVENTS OF DEFAULT. The occurrence of an Event of Default under the Purchase Agreement shall constitute an Event of Default (“Event of Default”) under this Mortgage.

19. REMEDIES. Upon the occurrence of any Event of Default, the Lender may (in addition to any rights or remedies available to it hereunder or under the Note or any other of the Loan Documents or otherwise available at law or in equity), on behalf of the Secured Parties, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived), as it deems necessary or advisable to protect and enforce its and any other Secured Parties’ rights and remedies against the Mortgagor and in and to the Mortgaged Property, including the following actions, which may be pursued concurrently or otherwise, at such times and in such order as the Lender may determine, in its sole discretion, without impairing or otherwise affecting its other rights or remedies:

(a) declare the entire balance of the Debt to be immediately due and payable, whereupon the entire unpaid balance of the Debt shall become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Mortgagor;

(b) institute a proceeding or proceedings, for the complete or partial foreclosure of this Mortgage;

(c) sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of the Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and personal property, and at such time and place and upon such terms, as it may deem expedient, or as may be required by applicable law, and in the event of a sale of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property;

(d) institute an action, suit or proceeding at law or in equity for the enforcement of the Note, this Mortgage or any other instrument or agreement executed in connection herewith, including (without limitation) for the specific performance of any of the provisions contained herein or therein;

(e) petition the court for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Mortgaged Property, to be vested with the fullest powers permitted under applicable law, without regard to, or the necessity to disprove, the adequacy of the security for the Debt or the solvency of the Mortgagor or any other person liable for the payment of the Debt, and the Mortgagor and each other person so liable waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment;

(f) enter upon the Premises, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Mortgaged Property, and Mortgagor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to the Lender on demand; and having and holding the same the Lender may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, without interference from the Mortgagor; and upon each such entry and from time to time thereafter the Lender may, for the benefit of the Secured Parties, at the expense of the Mortgagor and the Mortgaged Property, without interference by the Mortgagor and as the Lender may deem advisable: (i) insure or reinsure the Mortgaged Property; (ii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon; and (iii) in every such case in connection with the foregoing have the right to exercise all rights and powers of the Mortgagor with respect to the Mortgaged Property, either in the Mortgagor’s name or otherwise. For the purpose of carrying out the provisions of this subsection, the Mortgagor hereby constitutes and appoints the Lender the true and lawful attorney- in-fact of the Mortgagor to do and perform from time to time, any and all actions necessary and incidental to such purpose and does by these presents ratify and confirm any and all actions of said attorney-in-fact in and with respect to the Mortgaged Property (such appointment being coupled with an interest and irrevocable);

(g) with or without the entrance upon the Premises, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Mortgaged Property; and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Lender in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property, and otherwise in exercising the Lender’s rights under subsection (f) of this Section, including all amounts necessary to pay Impositions, Insurance Premiums and other charges in connection with the Premises, as well as compensation for the services of the Lender and its attorneys, agents and employees, apply the monies arising as aforesaid to the unpaid balance of the Note and any other portion of the Debt remaining unpaid;

(h) take all actions permitted under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located; and

(i) take any other action, or pursue any other right or remedy, as the Lender may have under applicable law, and the Mortgagor does hereby grant the same to the Lender.

In the event that the Lender shall exercise any of the rights or remedies set forth in subsections (f) and (g) of this Section, the Lender shall not be deemed to have entered upon or taken possession of the Mortgaged Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a mortgagee in possession by reason of such entry or taking possession. The Lender shall not be liable to account for any action taken pursuant to any such exercise other than for Rents actually received by the Lender, nor liable for any loss sustained by the Mortgagor resulting from any failure to let the Premises, or from any other act or omission of the Lender.

20. EXPENSES. In any proceeding to foreclose this Mortgage or enforce any other remedy of the Lender, the Mortgagor shall pay (and there shall be allowed and included as an addition to and a part of the Debt in the decree for sale or other judgment or decree) all expenditures and expenses incurred by the Lender in connection with the exercise by the Lender of any of its rights and remedies, including attorneys’ fees and disbursements, together with interest thereon at the Default Rate, and the same shall be part of the Debt and shall be secured by this Mortgage.

21. RIGHT TO REMEDY DEFAULTS, ADVANCES. If the Mortgagor fails to make any payment or to perform any act required under this Mortgage or the Loan Documents, the Lender may, for the benefit of the Secured Parties, but without any obligation to do so, and without releasing the Mortgagor from any obligation hereunder, make such payment or perform such act in such manner and to such extent as the Lender may deem necessary or advisable, including, without limitation, the procurement of new appraisals of the Mortgaged Property, and structural or environmental reports on the Mortgaged Property. To that end, the Lender is authorized to make advances, to enter upon the Mortgaged Property and to appear in, defend, or bring any action or proceeding to protect its and any other Secured Parties’ interest in the Mortgaged Property. All costs and expenses, (including, without limitation, attorneys’ and consultants’ fees), incurred and paid by the Lender in the exercise of any such rights shall be paid by the Mortgagor to the Lender upon demand, together with interest at the Default Rate computed from the date that any such sum is advanced to the date of payment. All such sums shall constitute a portion of the Debt and shall be due and payable by the Mortgagor to the Lender upon demand and shall be secured by this Mortgage. The provisions of this Section shall be effective both before and after any entry of a judgment of foreclosure in respect of this Mortgage.

22. INTEREST AFTER JUDGMENT. The outstanding principal portion of the Debt shall bear interest at the rate provided in the Note or in this Mortgage (as applicable) after, as well as before, the entry of judgment on the Note or for the foreclosure of this Mortgage, and the Mortgagor acknowledges and agrees that the lien of this Mortgage fully secures all such interest. The Mortgagor consents and agrees that any such judgment shall provide for interest from and after the entry of the judgment, at the Default Rate.

23. RIGHT OF ENTRY. The Lender and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times.

24. USE AND OCCUPANCY. In addition to the rights which the Lender may have herein, upon the occurrence of any Event of Default, the Lender, at its option, may require the Mortgagor to pay monthly in advance to the Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of such part of the Mortgaged Property as may be occupied by the Mortgagor or may require the Mortgagor to vacate and surrender possession of the Mortgaged Property to the Lender or to such receiver and, in default thereof, the Mortgagor may be evicted by summary proceedings or otherwise.

25. ACTIONS AND PROCEEDINGS. The Lender, on behalf of the Secured Parties, has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Lender, in its sole discretion, decides should be brought to protect its and any Secured Parties’ interest in the Mortgaged Property.

26. WAIVER OF TRIAL BY JURY. THE MORTGAGOR AND THE LENDER (BY ACCEPTANCE HEREOF) EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MORTGAGE, THE NOTE, THE LOAN DOCUMENTS OR THE DEBT.

27. RECOVERY OF SUMS REQUIRED TO BE PAID. Upon an Event of Default, the Lender, on behalf of the Secured Parties, shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of the Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Mortgagor existing at the time such earlier action was commenced.

28. MARSHALLING AND OTHER MATTERS. The Mortgagor hereby waives the benefit of all appraisement, valuation, stay, moratorium, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling of assets, including the Mortgaged Property. The Mortgagor also waives all rights (including, without limitation, those under N.J.S.A. 2A:17-36) to obtain a postponement of a foreclosure sale of the Mortgaged Property after a judgment of foreclosure has been entered in respect of this Mortgage. Further, the Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on behalf of the Mortgagor and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage.

29. MODIFICATION. This Mortgage, the Note and the Debt are subject to “modification” (as such term is defined in Chapter 353 of the Public Laws of 1985, N.J.S.A. 46:9-8.1 et seq.), and the priority of the lien of this Mortgage with respect to any and all modifications (as so defined) shall relate back to and remain as it was at time of the recording of this Mortgage (as if such modification were originally included in this Mortgage or as if the modification occurred at the time of the recording of this Mortgage), as provided in such statute.

30. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, the Mortgagor shall pay for the same, with interest and penalties thereon, if any.

31. USURY LAWS. This Mortgage and the Note are subject to the express limitation that at no time shall the Mortgagor be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Lender is permitted by applicable law (Federal or State, whichever is more favorable to the Lender) to collect or receive. If by the terms of this Mortgage or the Note, the Mortgagor is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the same shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Debt.

32. PERFORMANCE OF OTHER AGREEMENTS. The Mortgagor shall observe and perform each and every term to be observed or performed by the Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

33. FURTHER ACTS, ETC. The Mortgagor shall, at the cost of the Mortgagor, and without expense to the Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as the Lender and any other Secured Parties shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto the Lender, for the benefit of the Secured Parties, the property and rights hereby mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to the Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. The Mortgagor on demand, shall execute and deliver and hereby authorizes the Lender to execute in the name of the Mortgagor one or more financing statements or other instruments, to evidence more effectively the security interest of the Lender and any other Secured Parties in the Mortgaged Property. The Mortgagor grants to the Lender, for the benefit of the Secured Parties, an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Lender at law and in equity.

34. RECORDING OF MORTGAGE, ETC. The Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, shall cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of the Lender in, the Mortgaged Property. The Mortgagor shall pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any modification of or supplement to this Mortgage or the Debt, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any modification of or supplement to this Mortgage or the Debt, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. The Mortgagor shall hold harmless and indemnify the Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage. This Indemnification shall survive the termination of this Mortgage.

35. NOTICES. All notices or other communications required or otherwise given pursuant to this Mortgage shall be in writing and shall be (a) personally delivered, (b) delivered by overnight courier, (c) mailed by registered or certified mail, postage prepaid, with return receipt requested or (d) emailed, provided such email is followed by a hard copy sent by one of the methods set forth in (a) through (c) within three (3) business days of the date of the email, addressed as follows:

If to the Mortgagor:

AVALON GLOBOCARE CORP.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

Attention: David Jin

e-mail: david@avalon-globocare.com

If to the Lender:

MAST HILL FUND, L.P.

48 Parker Road

Wellesley, MA 02482

e-mail: admin@masthillfund.com

and

FirstFire Global Opportunities Fund LLC

1040 First Avenue, Suite 190

New York, NY 10022

e-mail:

With a copy to:

Rich May, P.C. 176 Federal Street

Boston, MA 02110

Attention: James B. Heffernan, Esq.

e-mail: jheffernan@richmaylaw.com

Any notice or other communication given hereunder shall be deemed to have been given or delivered, if personally delivered or emailed (provided an accompanying hard copy is sent pursuant to the terms of this Section 36), upon delivery, if sent by overnight courier, on the first business day of the Lender after being sent, and if sent by mail, on the third business day of the Lender after mailing. Each party shall be entitled to rely on all communications which purport to be given on behalf of any other party hereto and purport to be signed by an authorized signatory of such party or the above indicated attorneys.

Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

Notwithstanding anything set forth in this Section 36 to the contrary, the failure of Lender to send a courtesy copy of any notice to Mortgagor’s counsel shall not be deemed a breach hereof and Lender shall bear no liability for such failure and such failure shall not negate any notice sufficiently given to the Mortgagor as provided herein.

36. AUTHORITY. The Mortgagor (and the undersigned representative of the Mortgagor, if any) has full power, authority and legal right to execute this Mortgage, and to mortgage, give, grant, bargain, sell, convey, confirm, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on the Mortgagor’s part to be performed.

37. WAIVER OF NOTICE. The Mortgagor shall not be entitled to any notices of any nature whatsoever from the Lender except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by the Lender to the Mortgagor and except with respect to matters for which the Lender is required by applicable law to give notice, and the Mortgagor hereby expressly waives the right to receive any notice from the Lender with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by the Lender to the Mortgagor.

38. GOVERNING LAW. This Mortgage shall be construed and enforced in accordance with the laws of the State in which the Mortgaged Property is located.

39. SOLE DISCRETION. Wherever pursuant to this Mortgage, the Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Lender, the decision of the Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of the Lender and shall be final and conclusive.

40. NO IMPAIRMENT.

(a) The failure of the Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage.

(b) The Mortgagor shall not be relieved of the Mortgagor’s obligations hereunder or in respect of the Debt by reason of any or all of the following:

(i) the failure of the Lender to comply with any request of the Mortgagor or any Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Debt; or

(ii) the release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Debt, or of any person liable for the Debt or any portion thereof; or

(iii) any agreement or stipulation by the Lender with the Mortgagor or (without any necessity of notice to or consent by the Mortgagor) with any subsequent owner of the Mortgaged Property, extending the time of payment or otherwise modifying or supplementing the terms of the Debt, this Mortgage or of any instrument or agreement executed in connection herewith;

any and all of which may be done by the Lender without any necessity of notice to or consent by the holder of any subordinate lien or encumbrance or any other person, and without in any manner impairing this Mortgage or the lien hereof or its priority.

(c) The Lender may resort for the payment of the Debt to any other security held by the Lender in such order and manner as the Lender, in its discretion, may elect.

(d) The Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Lender thereafter to foreclose this Mortgage.

(e) No omission on the part of the Lender to name any Tenant as a defendant in any foreclosure proceeding shall impair in any way whatsoever the entitlement of the Lender to a deficiency judgment or diminish the amount of the deficiency.

(f) Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or cure of such default or Event of Default and shall not impair any acceleration of the maturity of the Debt or any other right or remedy to enforce the Debt or this Mortgage. Acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

(g) The rights of the Lender under this Mortgage and under any instrument or agreement executed in connection herewith shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Lender shall be construed as an election to proceed under any one provision hereof or thereof to the exclusion of any other provision. The Lender shall not be limited exclusively to the rights and remedies herein or therein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

41. NO ORAL CHANGE. No provision of this Mortgage may be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Mortgagor or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

42. LIABILITY; SUCCESSORS AND ASSIGNS. If the Mortgagor consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several. The provisions of this Mortgage shall be binding upon and inure to the benefit of the Mortgagor and the Lender and their respective successors and assigns forever.

43. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

44. HEADINGS, ETC. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

45. DUPLICATE ORIGINAL. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

46. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Mortgage,” the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property and any interest therein. If the Mortgagor (as identified in the first paragraph of this Mortgage) consists of more than one person, the term “Mortgagor” means (a) all of such persons, or (b) each of such persons, or (c) any of such persons, whichever (in the particular context in which such term is used) is most expansive of the rights of the Lender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The term “including” means “including without limitation”.

47. RELIEF FROM BANKRUPTCY STAY. The Mortgagor agrees that, in the event that the Mortgagor, any Guarantor or any of the persons or parties constituting the Mortgagor or a Guarantor shall: (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code; (b) be the subject of any order for relief entered under the Bankruptcy Code; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; or (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, the Lender shall thereupon be entitled and the Mortgagor irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lender as provided for herein, in the Note, other Loan Documents and as otherwise provided by law, and the Mortgagor hereby irrevocably waives any right to object to such relief and will not contest any motion by the Lender seeking relief from the automatic stay and the Mortgagor will cooperate with the Lender, in any manner requested by the Lender, in its efforts to obtain relief from any such stay or other prohibition.

48. CONSENT TO JURISDICTION; WAIVERS.

(a) The Mortgagor hereby consents to the jurisdiction of the courts of the State of New Jersey or any Federal court sitting therein in any actions, suits or proceedings arising out of or in connection with this Mortgage or any of the Loan Documents (although this covenant shall not preclude an action on this Mortgage or any of the Loan Documents by the Lender in any other appropriate jurisdiction). In addition, the Mortgagor irrevocably and unconditionally waives any objection which the Mortgagor may now or hereafter have to the laying of venue of any of the aforesaid actions, suits, or proceedings arising out of or in connection with this Mortgage or any of the Loan Documents brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives the right to plead or claim that any such action, suit or proceeding brought in any court has been brought in an inconvenient forum; and

(b) The Mortgagor waives the requirements of personal service in connection with any actions, suits or proceedings arising out of or in connection with this Mortgage or any of the Loan Documents, and consents that all service of process may be made by certified mail, return receipt requested, addressed to the Mortgagor at the address of the Mortgagor set forth above in Section 36, as such address may be changed as therein set forth.

49. LOST OR DAMAGED NOTE. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of the Note or any other related document that is not of public record, the Mortgagor will issue, in lieu thereof, a replacement note or other related document in the same principal amount thereof and otherwise in like tenor.

50. COUNTERPARTS. This Mortgage may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

51. STATE-SPECIFIC PROVISIONS.

(a) Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 53 and the terms and conditions of this Mortgage, the terms and conditions of this Article 53 shall control and be binding.

(b) Certain Waivers. Mortgagor hereby waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, or any right of marshalling in the event of any sale hereunder of the Mortgaged Property, and, unless specifically required herein or under the Loan Documents, all notices of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise of any option under this Mortgage or any other Loan Documents. Mortgagor waives all rights or defenses arising by reason of any “one action” or “anti-deficiency” law, or any other law which may prevent Mortgagee from bringing any action against Mortgagor, including a claim for deficiency to the extent Mortgagee is otherwise entitled to a claim for deficiency, before or after Mortgagee’s commencement or completion of any foreclosure action or any other action to exercise its remedies hereunder or otherwise available at a law or in equity.

(c) Future Advances. This Mortgage is given for the purpose of creating a lien on real property in order to secure not only existing indebtedness, but also future advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof, although there may be no advance made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made. The types of future advances secured by and having priority under this Mortgage shall include, without limitation, (i) advances and readvances of principal under the Note or other Loan Documents and (ii) other than as provided for in the Loan Documents, disbursements and other advances for the payment of taxes, assessments, maintenance charges, insurance premiums or costs relating to the Mortgaged Property, for the discharge of liens having priority over the lien of this Mortgage, for the curing of waste of the Mortgaged Property and for the payment of service charges and expenses incurred by reason of default and including late charges, attorney’s fees and court costs, together with interest thereon. The lien of this Mortgage, as to third persons with or without actual knowledge thereof, shall be valid as to all such indebtedness and future advances, from the date of recordation, to the extent permitted by the laws of the state in which the Mortgaged Property is situated. The total amount of the indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid principal balance at any one time shall not exceed the maximum principal amount of the Obligations.

(d) Loan Subject to Modification. This Mortgage secures a loan which by its terms is subject to modification as defined in N.J.S.A. 46:9-8.1.

(e) True and Correct Copy. MORTGAGOR ACKNOWLEDGES THAT MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE AND CORRECT COPY OF THIS MORTGAGE.

(f) Continuing Enforcement of Mortgage. If, after receipt of any payment of all or any part of the Debt, Mortgagee is compelled under the Loan Documents or pursuant to a judgment to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance or a diversion of trust funds), then this Mortgage and the other Loan Documents shall continue in full force and effect, and Mortgagor shall be liable for, and shall indemnify, defend and hold harmless Mortgagee with respect to the full amount so surrendered. The provisions of this Section 18.6 shall survive the cancellation or discharge of this Mortgage and shall remain effective notwithstanding the payment of the Debt, the cancellation of the Note, the release of any security interest, lien or encumbrance securing the Debt or any other action which Mortgagee may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Mortgagee shall be deemed to have been conditioned upon any payment of the Debt having become final and irrevocable.

(g) No Merger. There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Mortgaged Property at any time held by or for the benefit of Mortgagee or any subsidiary or affiliate in any capacity, without the express prior written consent of Mortgagee and the rights of Mortgagee set forth herein and in the Loan Documents shall, to the extent not prohibited by law, extend also to the period from and after the filing of any suit to foreclose the lien of this Mortgage, the entry of judgment and any subsequent period including any period allowed by law for the redemption of the Mortgaged Property after any foreclosure sale.

(h) Additional Waiver. Section 49 is hereby amended by adding the following paragraph at the end of such section:

IN ADDITION, MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS MORTGAGE, THE DEBT, THE OBLIGATIONS, THE PURCHASE AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY MORTGAGOR OR MORTGAGEE OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN MORTGAGOR AND MORTGAGEE. THIS WAIVER OF A RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

(i) ISRA Filings in New Jersey. In the event that Mortgagee seeks to take possession of the Mortgaged Property in New Jersey, including in connection with a sale, transfer, closure or termination of operations associated with any foreclosure action, or Mortgagor surrenders possession of the Mortgaged Property to Mortgagee, to the extent the Site Remediation Laws apply to the transfer of the Mortgaged Property in connection with any foreclosure action, Mortgagor shall address the potential applicability of the Site Remediation Reform Act, N.J.S.A. 58:10C-1, et seq. and the Industrial Site Recovery Act, N.J.S.A. §13:1K-6 et seq., and their implementing regulations at N.J.A.C. 7:26B-1.1, et seq.; N.J.A.C. 7:26C-1.1, et seq.; and N.J.A.C. 7:26E-1.1, et seq., each as then amended and current (collectively, the “Site Remediation Laws”). If the Site Remediation Laws are applicable, Mortgagor shall promptly provide Mortgagee, as soon as is practicable, with the following: a Site-Wide Response Action Outcome (an “RAO” as such term is used in the Site Remediation Laws, including at N.J.A.C. 7:26C-6.2) which may include the use of Engineering Controls, Institutional Controls and Remedial Action Permit(s) (as such terms are used in the Site Remediation Laws), subject to the approval of Mortgagee, such approval not to be unreasonably withheld, denied or delayed by Mortgagee, and as fully completed, signed and certified by a Licensed Site Remediation Professional (“LSRP”) of the State of New Jersey along with all required supporting documents to be submitted to the New Jersey Department of Environmental Protection (“NJDEP”) as well as the full completion of all appropriate forms for submittal to the NJDEP; or in the event permit(s) are issued by the NJDEP as part of the RAO process, then in addition, the completion of all site activities and outcomes required by such permits(s), with the LSRP then providing the NJDEP with all required supporting documents, the full completion of forms known as “Modifications” as signed and certified by the LSRP along with the documented record that any permit(s) issued by the NJDEP have been fully satisfied. Additionally, if necessary, and as determined/required by Mortgagee, to effectuate the transfer of the ownership, assets, or operations of and/or taking place or located on the Mortgaged Property, a Remediation Certification (as such term is used in the Site Remediation Laws, including at N.J.A.C. 7:26B- 1.4) , as then amended and current, as fully completed, signed and certified by an LSRP, either providing the default dollar amount and current as well as future surcharges along with the Remediation Trust Agreement or other funding source documents as required by the NJDEP in the event a then current Site-wide Preliminary Assessment/Site Investigation of the Mortgaged Property has not been completed, or (b) the submittal to the NJDEP of a fully completed Remediation Cost Review and Remediation Funding Source/Financial Assurance, as then amended and current, detailing the estimate of the remediation as prepared, signed, and certified by an LSRP in the event a then current Site-wide Preliminary Assessment/Site Investigation of the Mortgaged Property has been completed. Mortgagor’s compliance with the Site Remediation Laws shall be at its own cost and expense, and shall include the payment for all NJDEP fees, interest, and penalties, and all costs and dollar amounts in any way related to posting financial assurances, effectuating the remediation and the direction, requirements, recommendations, and charges of the LSRP. Mortgagor shall promptly implement and prosecute to completion or cause to be so implemented and prosecuted, the completion of the RAO process as detailed above, and, if required by Mortgagee, all the requirements of the Remediation Certification in accordance with the schedules contained therein or as may be otherwise required by the Site Remediation Laws. Mortgagee shall reasonably cooperate with Mortgagor in enabling Mortgagor to comply with the Site Remediation Laws, including but not limited to providing Mortgagor and its agents with access to the Mortgaged Property when and where reasonably necessary to satisfy the Site Remediation Laws or the NJDEP requirements, including, by way of example and not limitation, access for the purposes of inspecting the Mortgaged Property or for obtaining soil, water, groundwater or other samples. Mortgagee and Mortgagor agree to finalize a formal Site Access Agreement upon the requirements under this Section 18.9 becoming effective, and Mortgagee agrees to (y) provide documents within Mortgagee’s sole possession when requested in writing by Mortgagor, and (z) execute documents required for submission to the NJDEP or others. However, in no way shall Mortgagee be designated by Mortgagor as a “Responsible Party” in any such documents signed by the Mortgagor as prepared and/or issued by the LSRP and/or filed with the NJDEP under the Site Remediation Laws.

(j) Interest Rate Not Reduced on Judgment. In the event the Mortgagee obtains any judgment against Mortgagor on this Mortgage, the Note, the Purchase Agreement or on the other Loan Documents, whether such judgment is obtained by confession or otherwise, interest shall accrue on the judgment in the same manner and at the same rate as provided in the Purchase Agreement, notwithstanding any law, custom or legal presumption to the contrary, subject only to the usury savings clauses of the Purchase Agreement and this Mortgage, until Mortgagee has received payment in full of all amounts due pursuant to this Mortgage, the Note, the Purchase Agreement and the other Loan Documents secured hereby.

(k) Definition of Debt. As used in this Mortgage, the term “Debt” means the outstanding principal amount set forth in, and evidenced by, the Purchase Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to the Mortgagee in respect of the Loan under the Note, the Purchase Agreement, this Mortgage and the other Loan Documents.

(l) No Construction against Drafting Party. Mortgagor and Mortgagee have been represented by independent counsel of their own selection in connection with the negotiation, execution and delivery of this Mortgage and the other documents, instruments, records and papers relating hereto, and, without waiving the attorney-client privilege and expressly preserving the same, Mortgagor and Mortgagee acknowledge that they have made such comments on this Mortgage and the other documents, instruments, records and papers relating hereto as they have deemed necessary under the circumstances. Mortgagor and Mortgagee intend that this Mortgage and the other documents, instruments, records and papers relating hereto, shall not be construed against one party or the other based upon any rule of any applicable law giving preference in interpretation to the drafting or non-drafting party or its counsel.

(m) Land Use. Mortgagor shall, in all material respects, comply with and maintain the Mortgaged Property in compliance with all laws, regulations and requirements of all governments and governmental authorities applicable thereto, including but not limited to the conditions of any approval granted or obtained for the Mortgaged Property pursuant to any building code, land development or zoning ordinance and/or resolution of approval pursuant to the New Jersey Municipal Land Use Law, N.J.S. 40:55D-1 et seq.

(n) Last Dollar. The portion of the Debt secured by this Mortgage shall be reduced only by the last and final sums that Mortgagor repays with respect to the Loan and shall not be reduced by any intervening repayments of the Loan by Mortgagor, except as may otherwise be permitted or required herein or in the Purchase Agreement.

(o) Taxes. Mortgagor shall not claim (i) any deduction from the taxable value of the Mortgaged Property as a result of, or in connection with, this Mortgage or (ii) any credit against the principal and interest payable under the Purchase Agreement, the Note, this Mortgage or any of the other Loan Documents for any taxes paid on the Purchase Property.

(p) Commercial Loan. Mortgagor represents and warrants that the proceeds of the Note were obtained solely for the purpose of carrying on or acquiring a business or commercial investment and not for residential, consumer or household purposes.

THE MORTGAGOR HEREBY ACKNOWLEDGES RECEIPT WITHOUT CHARGE OF A TRUE COPY OF THIS MORTGAGE.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage on the day and year first above written.

AVALON GLOBOCARE CORP.,
A Delaware Corporation

By:	/s/ Luisa Ingargiola
Name:	Luisa Ingargiola
Title:	CFO

LLC ACKNOWLEDGEMENT

STATE OF FLORIDA

COUNTY OF PINELLAS

On the 11 day of October, 2023, before me personally came LUISA INGARGIOLA (Name), to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that he/she is the CFO (Title) of Avalon Globocare Corp., a Delaware corporation; and that he/she executed the foregoing instrument in the name of said limited liability company, and that he/she had authority to sign the same, and acknowledged that he/she executed the same as the act and deed of said corporation.

Witness my hand and official seal, this 11 day of October, 2023.

/s/ Lori L Cook

SCHEDULE A

DESCRIPTION OF PREMISES

ALL that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Freehold, in the County of Monmouth, State of New Jersey:

BEGINNING at an iron pin found on the westerly line of New Jersey State Highway Route 9 (120.00 foot Right of Way), said point being distant 479.61 feet along a course bearing North 07 degrees 50 minutes 23 seconds West from the northeasterly corner of land known and designated as Lot 44, Block 4, lands now or formerly of Pair Yin Wong and from said point of BEGINNING proceeding; thence

1) Northwesterly, along a curve to the left being concave to the southwest, having a radius of 30.00 feet, a central angle of 105 degrees 50 minutes 23 seconds an arc distance of 55.42 feet, a chord bearing of North 45 degrees 04 minutes 49 seconds, a chord distance of 47.87 feet to an iron pin found; thence

2) South 82 degrees 00 minutes 00 seconds West, partly along a northerly line of Lot 46, Block 4 a distance of 104.78 feet to an iron pin found; thence

3) North 08 degrees 00 minutes 00 seconds West, a distance of 50.00 feet to an iron pin found; thence

4) South 82 degrees 00 minutes 00 seconds West, along a northerly line of said Lot 46, a distance of 235.00 feet to an iron pin found; thence

5) North 08 degrees 00 minutes 00 seconds West, 468.00 feet to when pin set; thence

6) North 82 degrees 00 minutes 00 seconds East, along the southerly line of Tax Lot 46.02, lands now or formerly of Jesse Whelan, a distance of 500.00 feet to an iron pin set on the westerly right of way line of New Jersey State Highway Route 9; thence

7) Southwesterly, along said westerly right of way line along a curve to the right being concave to the northwest having a radius of 5669.58 feet a central angle of 05 degrees 25 minutes 50 seconds an arc distance of 537.37 feet, a chord bearing of South 05 degrees 07 minutes 28 seconds West, a chord distance of 537.17 feet, to a point; thence

8) South 07 degree 50 minutes 23 seconds East, continuing along said westerly right of way line, a distance of 34.35 feet to the point and place of BEGINNING.

BEING known and designated as Lot 46.03 in Block 4 as set forth on a certain Filed Map entitled “Subdivision, Block 4, Lot 46” situated in the Township of Freehold, County of Monmouth, State of NJ, being Map No. 197-24 filed 01-25-1985 in the Monmouth County, State of NJ being Map No. 197-24 filed 01-25-1985 in the Monmouth County clerk’s Office.

FOR INFORMATIONAL PURPOSES ONLY: BEING known as Tax Lot 46.03 in Tax Block 4 on the Official Tax Map of the Township of Freehold, Monmouth County, State of NJ.

FOR INFORMATIONAL PURPOSES ONLY: The mailing address is: 4400 Route 9, Freehold, NJ 07728.